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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2004, in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-124080) and related Prospectus of InterDent Service Corporation for the registration of the Company's 10 3/4% Senior Secured Notes due 2011.

/s/ ERNST & YOUNG LLP

Los Angeles, California
June 13, 2005

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  Exhibit 23.2